Exhibit 10.1
                                    AGREEMENT
                                    ---------


       This Agreement is made by and between Roche Molecular Systems, Inc. ("RMS"), having an office at 1080 U.S. Highway 202, Branchburg, New Jersey 08876-1760 and Biotech Research Laboratories ("BTRL"), Rockville, Maryland, hereafter collectively referred to as "The Parties".


                                   BACKGROUND
                                   ----------


A. RMS has the right to grant immunities from suit under certain United States Patents describing and claiming, inter alia, a gene amplification process known as the polymerase chain reaction ("PCR") technology.

B. BTRL has attained substantial expertise in validating, documenting and performing sophisticated diagnostic procedures.

C. BTRL desires to obtain an immunity from suit from RMS to practice PCR Technology to perform human in vitro clinical laboratory services, and RMS is willing to grant such an immunity, on the terms and subject to the conditions provided exclusively in this Agreement.


       NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, RMS and BTRL agree as follows:



                                       1



        1.     Definitions

               For the purpose of this Agreement, and solely for that purpose, the terms set forth hereinafter shall be defined as follows:

               1.1 The term "AFFILIATE" of a designated party to this Agreement shall mean:

                   a) an organization of which fifty percent (50%) or more of the voting stock is controlled or owned directly or indirectly by either party to this Agreement;

                   b) an organization which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of either party to this Agreement;

                   c) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either party to this Agreement; and

                   d) an organization under (a), (b), or (c) above in which the amount of said ownership is less than fifty percent (50%) and that amount is the maximum amount permitted pursuant to the law governing the ownership of said organization.




                                       2


It is understood and agreed, however, that the term "Affiliate" shall not include Genentech Inc., a company located at 460 Point San Bruno Boulevard, South San Francisco, California, U.S.A. ("Genentech").


            1.2 "ASSAY" shall mean an in vitro diagnostic procedure utilizing PCR Technology to detect the presence, absence or quantity of a nucleic acid sequence associated with a specific human disease or condition.


             1.3 "DIAGNOSTIC PRODUCT" shall mean an assemblage of reagents, including but not limited to reagents packaged in the form of a kit, useful in performing an Assay.


             1.4 "EFFECTIVE DATE" shall mean the date on which the last signatory to this Agreement signs the Agreement.


             1.5 "LICENSED FIELD" shall mean the field of human in vitro diagnostics solely for the detection of genetic diseases, genetic pre-disposition to disease, microorganisms associated with infectious diseases, cancer, or for tissue transplant typing or Parentage.

              1.6 "LICENSED SERVICES" shall mean the performance of an Assay by BTRL to detect nucleic acid sequences associated with a human disease or condition within the Licensed Field. Licensed Services include but are not limited to, any combination of the steps of collecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material and reporting the results.




                                       3


              1.7  "LICENSED  TECHNOLOGY"  shall  mean  the  application  of PCR
Technology,  as that term is  defined  in  Section  1.10,  to  perform  Licensed
Services.


              1.8 "NET SERVICE REVENUES" shall mean gross invoice price for the Licensed Services performed by BTRL (or the fair market value for any nonmonetary consideration which BTRL agrees to receive in exchange for Licensed Services), less the following deductions where they are factually applicable and are not already reflected in the gross invoice price:


                   i) discounts allowed and taken, in amounts customary in the trade (which shall include the difference between the dollar amount charged by BTRL for a Licensed Service and the Medicare and/or Medicaid Limits of Allowance and/or reimbursement limitations of a Third Party insurance program); and


                   ii) sales and/or use taxes and/or duties imposed upon and with specific reference to particular sales; and


                   iii) actual bad debt, up to 2% of gross invoice price for Licensed Services, which bad debt BTRL can prove and document that it was reasonable and diligent in its efforts to collect payment.



                No allowance or deduction shall be made for commissions or collections, by whatever name known.




                                       4


              It is hereby understood and agreed that, to the extent feasible, the Licensed Services shall at all times be invoiced, listed and billed by BTRL as a separate item in BTRL's invoices, bills and reports to customers. However, in the event a Licensed Service is offered in combination with another non-PCR diagnostic assay(s) or together with a non-testing service(s) (e.g., an interpretive or consultive service) as part of a package (e.g., genetic counseling) (this combination of a Licensed Service with a non-testing or interpretive service is hereinafter referred to as a "Combination Service"), then Net Service Revenues for purposes of determining royalties on a Licensed Service which is part of a Combination Service shall be determined by multiplying the gross invoice price, less applicable deductions, for the Combination Service, by the appropriate fraction in Attachment I hereto. The fraction specified in Attachment I for a particular Licensed Service shall be mutually agreed to by The Parties as accurately reflecting the value contributed by the Licensed Service to the overall value of the package of the Combination Service as offered by BTRL. Attachment I hereto may be modified at any time by mutual consent of The Parties.


              The Net Service Revenues of the Licensed Services that are performed by BTRL for any person, firm or corporation controlling, controlled by, or under common control with BTRL, or enjoying a special course of dealing with BTRL, shall be determined by reference to the Net Service Revenues which would be applicable under this Section in an arm's length transaction by BTRL to a Third Party other than such person, firm or corporation.


               1.9 "PARENTAGE" shall mean analysis of human genetic material to ascertain whether two or more individuals are biologically related, but specifically excludes analysis of forensic evidence for a criminal proceeding.





                                       5


             1.10  "PCR   TECHNOLOGY"   shall  mean  polymerase  chain  reaction
technology covered by United States Patent Nos. B1 4,683,195 and B1 4,683,202 and any reissue or reexamination patents thereof.

              1.11 "THIRD PARTY" shall mean a party other than an Affiliate of The Parties to this Agreement.


      2.    Grant


             2.1 Upon the terms and subject to the conditions of this Agreement, RMS hereby grants to BTRL, and BTRL hereby accepts from RMS, a royalty-bearing, non-exclusive immunity from suit under PCR Technology solely to use Licensed
Technology  to  perform  Licensed  Services  within  the  United  States and its possessions and the Commonwealth of Puerto Rico. The Parties understand and agree that no rights are hereby granted, expressly or by implication, under U.S. Patent No. 4,965,188 (the '188 patent). An immunity from suit under the '188 patent may be obtained by purchase of RMS-manufactured polymerase or by contacting the Director of Licensing, Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, CA 94501 (510/865-5400).


              2.2 The Licensed Technology hereunder may be practiced solely for the performance of Licensed Services and for no other purpose whatsoever, and no other right, immunity or license is granted expressly, impliedly or by estoppel.


              2.3 BTRL expressly acknowledges and agrees that the immunity from suit pursuant to this Agreement is personal to BTRL alone and BTRL shall have no right to sublicense, assign or otherwise transfer or share its rights under the foregoing



                                       6


immunity from suit and further agrees that Licensed Services will be performed, offered, marketed and sold only by BTRL and BTRL shall not authorize any other party, including Affiliates, to practice the Licensed Technology, nor shall it practice the Licensed Technology in conjunction with any other party.

             2.4 For each Combination Service that BTRL offers pursuant to this immunity from suit, BTRL agrees that it will notify RMS at least sixty (60) days before it commercializes said Combination Service. The Parties shall then agree on the fraction of the value of Combination Services which is attributable to the Licensed Service component. As to all other Licensed Services offered by BTRL which are not part of a Combination Service, BTRL agrees to keep RMS informed about the availability from BTRL of each such Service within a reasonable time after BTRL commences offering the Service.

              2.5 RMS hereby grants to BTRL the right and BTRL accepts and agrees to credit RMS as the source of PCR Technology rights in BTRL's, promotional materials and any other materials intended for distribution to Third Parties as follows:

       "This test is performed pursuant to a license agreement with Roche Molecular Systems, Inc."

       3.    Acknowledgment and Agreement on Diagnostic Products

              3.1 BTRL acknowledges and agrees that the immunity from suit granted hereunder is for the performance of Licensed Services only and does not include any right to make, have made, import, offer or sell any products, including



                                       7


devices, PCR reagents, kits or Diagnostic Products. BTRL further acknowledges and agrees that RMS Affiliates are in the business of providing clinical laboratory testing services and the commercial sale of diagnostic testing systems and therefore may compete directly with BTRL's business.


      4.    Royalties, Records and Reports


             4.1 Royalties. For the rights and privileges granted under this Agreement, BTRL shall pay to RMS earned royalties equal to fifteen percent (15%) of BTRL's Net Service Revenues for each Assay performed.


             4.2 BTRL shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to RMS by way of royalty or by way of any other provision under this Agreement. Such books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of RMS or an independent certified public accountant retained by RMS for the purpose of verifying BTRL's royalty statements or BTRL's compliance in other respects with this Agreement. If in dispute, such records shall be kept until the dispute is settled. The inspection of records shall be at RMS's sole cost and expense, unless the inspector concludes that royalties reported by BTRL for the period being audited are understated by five percent (5%) or more from actual royalties, in which case the costs and expenses of such inspection shall be paid by BTRL.





                                       8


               4.3 BTRL shall within thirty (30) days after the first day of January, April, July and October of each year deliver to RMS a true and accurate royalty report. This report shall give such particulars of the business conducted by BTRL during the preceding three (3) calendar months as are pertinent to an accounting for royalty under this Agreement and shall include at least the following:

                   a) the number of assays performed in connection with performance of the Licensed Services and Combination Services during those three (3) months;

                   b) compilation of billings thereon and the allowable deductions therefrom;

                   c) Net Service Revenues and the calculation of total royalties thereon; and

                   d) the calculation of the net royalty payable to RMS. If no royalties are due, it shall be so reported.


                The correctness and completeness of each such report shall be attested to in writing by the responsible financial officer of BTRL's organization or by BTRL's external auditor or by the chair or other head of BTRL's internal audit committee.


                Simultaneously with the delivery of each such report, BTRL shall pay to RMS the royalty and any other payments due under this Agreement for the period


                                       9


covered by such report. All payments due RMS hereunder shall be sent together with the royalty report by the due date to the following address:

                              Roche Molecular Systems, Inc.
                              P.O. Box 18139
                              Newark, N.J. 07191

or to any address that RMS may advise in writing.


               4.4 All amounts payable hereunder by BTRL to RMS shall be payable in United States currency.


               4.5 BTRL's obligation to pay royalties pursuant to this Agreement shall terminate upon a final holding of invalidity or unenforceability of all of the patents identified in Section 1.10, supra, by a court of appellate jurisdiction or by a trial court from which no appeal is or can be taken.


               4.6 If BTRL shall fail to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear interest at the Citibank NA base lending rate ("prime rate") plus 2% from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is due.


       5.    Performance of Licensed Services

               5.1 The Parties agree that quality assurance is of utmost importance in the performance of Licensed Services. To that end, BTRL agrees that it will:


                                       10


                   a) participate in at least one independent proficiency testing program for each Licensed Service when such program(s) becomes available; and


                   b) comply with all Medicare, Medicaid and/or CLIA standards for diagnostic testing as well as all other applicable federal, state and local regulations applicable to human diagnostic testing.


       6.    Technology Notification


               6.1 With respect to any invention, improvement or discovery (hereinafter referred to as "Discoveries" in this Article) of BTRL made after entering into this Agreement, resulting from work conducted under this Agreement and being applicable to PCR, if BTRL decides to license that Discovery to Third Parties, then BTRL agrees to provide to RMS, unless not possible due to BTRL's previous commitments to Third Parties relating to said Discoveries, a reasonable opportunity to negotiate a license to use said Discoveries in PCR-based diagnostic products and services. Such Discoveries include, but are not limited to, improvements of the PCR process or in the performance of Assays, modifications to or new methods of performing the Assays, including the automation of the PCR process or of the Assays.


               6.2 Any agreement reached between The Parties as a result of BTRL's notification to RMS of a Discovery pursuant to Section 6.1 hereto shall be upon terms and conditions negotiated in good faith by The Parties.





                                       11


       7.    Diligence

              BTRL shall exercise reasonable diligence in developing, testing, validating, documenting, promoting and selling the Licensed Services. In the course of such diligence, BTRL shall take appropriate steps including, upon reasonable written request of RMS, furnishing RMS with representative copies of all promotional material relating to the Licensed Services.

       8.    Term and Termination

              8.1 The imumunity from suit granted to BTRL herein shall commence on the Effective Date and terminate on the date of expiration of the last to expire of the patents included within the PCR Technology, which patent contains at least one claim covering the performance of Licensed Services.

              8.2 If in the course of performing and offering Licensed Services, BTRL fails to comply with the quality assurance provisions of Article 5, BTRL shall so notify RMS and RMS shall notify BTRL to correct the defects. BTRL shall have thirty (30) days from receipt of such notice to cure all defects of which it is notified. If BTRL does not cure all such defects within the designated thirty (30) days, RMS may then in its sole discretion terminate this Agreement in its entirety, or any portion thereof immediately. For the purposes of this Section and this Agreement, BTRL's failure to provide an accurate and correct test result when participating in an independent proficiency testing program pursuant to Section 5.1 (a), on two consecutive evaluations, shall automatically be deemed a failure to comply with Article 5 and shall be a material breach of this Agreement.





                                       12


              8.3 Notwithstanding any other Section of this Agreement, BTRL may terminate this Agreement for any reason on thirty (30) days' written notice to RMS.

              8.4 The decision of a Court or Administrative body finding RMS liable or culpable due to BTRL's performance of Licensed Services shall give RMS the right to terminate this Agreement immediately upon notification to RMS of said decision.


             8.5 The immunity granted hereunder to BTRL shall automatically terminate upon (i) an adjudication of BTRL as bankrupt or insolvent, or BTRL's admission in writing of its inability to pay its obligations as they mature; or
(ii) an assignment by BTRL for the benefit of creditors; or (iii) BTRL's applying for or consenting to the appointment of a receiver, trustee or similar officer for any substantial part of its property; or such receiver, trustee or similar officer's appointment without the application or consent of BTRL, if such appointment shall continue undischarged for a period of ninety (90) days; or (iv) BTRL's instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement, or similar proceeding relating to BTRL under the laws of any jurisdiction; or (v) the institution of any such proceeding (by petition, application or otherwise) against BTRL, if such proceeding shall remain undismissed for a period of ninety (90) days or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of BTRL, if such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; or (vi) loss of BTRL's federal or state licenses permits or accreditation necessary for operation of BTRL as a healthcare institution.







                                       13


              8.6 RMS shall have the right to terminate this Agreement by written notice to BTRL upon any change in the ownership or control of BTRL or of its assets. Termination under this Section shall be effective immediately upon receipt by BTRL of RMS's notice of termination. For such purposes, a "change in ownership or control" shall mean that 30% or more of the voting stock of BTRL become subject to the control of a person or entity, or any related group of persons or entities acting in concert, which person(s) or entity(ies) did not control such proportion of voting stock as of the effective date of the Agreement. Analogously, RMS shall have the right to terminate this Agreement upon any transfer or sale of 30% or more of the assets of BTRL to another party.


              8.7 Breach. Upon any breach of or default of a material term under this Agreement by BTRL, RMS may terminate this Agreement upon thirty (30) days' written notice to BTRL. Said notice shall become effective at the end of the thirty-day (30) period, unless during said period BTRL fully cures such breach or default to RMS's reasonable satisfaction and notifies RMS of such a cure.


              8.8 Upon termination of this Agreement as provided herein, all immunities and rights granted to BTRL hereunder shall revert to or be retained by RMS. To the extent RMS has licensed technology or know-how of BTRL pursuant to Article 6 hereto, those licenses shall remain in force according to their terms.


              8.9 BTRL's obligations to report to RMS and to pay royalties to RMS as to the Licensed Services performed under the Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration.




                                       14


       9.    Confidentiality-Publicity


              9.1 Except as otherwise specifically provided in Section 2.5, BTRL agrees to obtain RMS's approval before distributing any written information, including but not limited to promotional and sales materials, to Third Parties which contains references to RMS or this Agreement. RMS's approval shall not be unreasonably withheld or delayed and, in any event, RMS's decision shall be rendered within three (3) weeks of receipt of the written information. Once approved, such materials, or abstracts of such materials, which do not materially alter the context of the material originally approved may be reprinted during the term of the Agreement without further approval by RMS unless RMS has notified BTRL in writing of its decision to withdraw permission for such use.


              9.2 Each Party agrees that any financial, legal or business information or any technical information disclosed to it (the "Receiving Party") by the other (the "Disclosing Party") in connection with this Agreement shall be considered confidential and proprietary and the Receiving Party shall not disclose same to any Third Party and shall hold it in confidence for a period of five (5) years and will not use it other than as permitted under this Agreement provided, however, that any information, know-how or data which is orally disclosed to the Receiving Party shall not be considered confidential and proprietary unless such oral disclosure is reduced to writing and given to the Receiving Party in written form within thirty (30) days after oral disclosure thereof. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and strategies, research and development work plans, and technical information such as patent applications, inventions, trade




                                       15


secrets, systems, methods, apparatus, designs, tangible material, organisms and products and derivatives thereof.

                 9.3 The above obligations of confidentiality shall not be applicable to the extent:

                   a)    such  information is general public knowledge or, after
                         disclosure   hereunder,   becomes   general  or  public
                         knowledge through no fault of the Receiving Party; or

                   b) such information can be shown by the Receiving Party by its written records to have been in its possession prior to receipt thereof hereunder; or

                   c) such information is received by the Receiving Party from any Third Party for use or disclosure by the Receiving Party without any obligation to the
                         Disclosing Party provided, however, that information received by the Receiving Party from any Third Party funded by the Disclosing Party (e.g. consultants, subcontractors, etc.) shall not be released from confidentiality under this exception; or

                   d) the disclosure of such information is reasonably needed for use in connection with performing, offering and selling Licensed Services; or





                                       16


                   e) the disclosure of such information is required or desirable to comply with or fulfill governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals.

               9.4 With the exception of Section 2.5, each party shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from making any public announcement or disclosure of the terms of this Agreement without the prior consent of the other party, except to the extent a party concludes in good faith that such disclosure is required under applicable law or regulations, in which case the other party shall be notified in advance.

       10.   Compliance

               In exercising any and all rights and in performing its obligations hereunder, BTRL shall comply fully with any and all applicable laws, regulations and ordinances and shall obtain and keep in effect licenses, permits and other governmental approvals, whether at the federal, state or local levels, necessary or appropriate to carry on its activities hereunder. BTRL further agrees to refrain from any activities that would have an adverse effect on the business reputation of RMS. RMS will advise BTRL of any such activities and BTRL will have thirty (30) days to correct such activity.

        11.   Assignment

               This Agreement shall not be assigned by BTRL (including without limitation any purported assignment or transfer that would arise from a sale or transfer of


                                       17


BTRL's business). RMS may assign all or any part of its rights and obligations under this Agreement at any time without the consent of BTRL. BTRL agrees to execute such further acknowledgments or other instruments as RMS may reasonably request in connection with such assignment.


        12.   Negation of Warranties and Indemnity

                 12.1  Nothing in this Agreement shall be construed as:

                   a) a warranty or representation by RMS as to the validity or scope of any Licensed Technology;

                   b) a warranty or representation that the practice of the Licensed Technology is or will be free from infringement of patents of Third Parties (however, RMS is not aware of any such infringement and no such claim has been made);

                   c) an obligation to bring or prosecute actions or suits against Third Parties for infringement;

                   d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of RMS;



                                       18


                   e) conferring by implication, estoppel or otherwise any license, right or immunity under any patents or patent applications of RMS other than those specified in PCR Technology, regardless of whether such patents and patent applications are dominant or subordinate to those in PCR Technology;


                   f) an obligation to furnish any know-how not provided in PCR Technology; or


                   g) creating any agency, partnership, joint venture or similar relationship between RMS and BTRL.

               12.2  RMS   MAKES   NO   EXPRESS   OR   IMPLIED   WARRANTIES   OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

               12.3 BTRL acknowledges that the technology licensed hereby is newly developed, and agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of such technology. BTRL shall assume full responsibility for its use of the Licensed Technology and shall defend, indemnify and hold RMS harmless from and against all liability, demands, damages, expenses (including attorneys' fees) and losses for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action, in view of the use by BTRL, including its officers, directors, agents and employees, of the Licensed Technology, except that BTRL shall not be liable to RMS for injury or damage arising solely because of RMS's negligence.



                                       19


        13.   General

                 13.1 This Agreement constitutes the entire agreement between The Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.

                 13.2 Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other party at the respective address as shown below:

If to RMS:
                                  Roche Molecular Systems, Inc.
                                  340 Kingsland Street
                                  Nutley, New Jersey 07110
                                  Attn: Corporate Secretary

with a copy to:
                                  Roche Molecular Systems, Inc.
                                  1145 Atlantic Avenue, Suite 100
                                  Alameda, California 94501
                                  Attn: Licensing Manager

If to BTRL:
                                  Biotech Research Laboratories
                                  3 Taft Ct.
                                  Rockville, Maryland 20850
                                  Attn: Mark M. Manak, Ph.D.
                                  Senior Vice President and Director of Science



                                       20


Either  party may change its  address by  providing  notice to the other  party.
Unless otherwise specified herein, any notice given in accordance with the foregoing shall be deemed given within four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, or the date of facsimile transmission, as the case will be.


              13.3 Governing Law and Venue. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New Jersey, U.S.A., except as to any issue which by the law of New Jersey depends upon the validity, scope or enforceability of any patent within the Licensed Technology, which issue shall be determined in accordance with the applicable patent laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from this Agreement shall be in the United States District Court for the District of New Jersey if federal jurisdiction exists, and if no federal jurisdiction exists, then in the Superior Court of New Jersey.


              13.4 Arbitration. Notwithstanding the provisions of Section 13.3 above, any dispute concerning solely the determination of facts such as, but not limited to, (i) the value of a Combination Service and a Licensed Service pursuant to Section 1.8; (ii) a determination of royalty rate payments owed pursuant to Section 4.1; (iii) compliance with quality assurance pursuant to
Article 5; or (iv) good faith compliance with Article 6; and which dispute does not involve a question of law, shall be settled by final and binding arbitration at a mutually convenient location in the State of New Jersey pursuant to the commercial arbitration rules of the American Arbitration Association, in accordance with the following procedural process:





                                       21


                   a) The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal.

                   b) The decision of the arbitration tribunal shall be final and judgment upon such decision may be entered in any competent court for juridical acceptance of such an award and order of enforcement. Each party hereby submits itself to the jurisdiction of the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

                13.5 Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of The Parties to enter into this contract and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

                13.6 If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.







                                       22


       IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Agreement on the date(s) indicated below, to be effective on Effective Date as defined herein.




ROCHE MOLECULAR SYSTEMS, INC.                 BIOTECH RESEARCH LABORATORIES

By: /s/Kathy Oronez                           By: /s/Mark M. Manak
    ------------------------                      --------------------------
Typed Name: Kathy Ordonez                     Typed Name: Mark M. Manak, Ph.D.

Title: President                              Title:  Senior Vice President and
                                                      Director of Science

Date: Aug. 12, 1993                           Date: Jan. 17, 1994
      ----------------------                        ------------------------

   Apprv'd As To form LAW DEPT.
   By. PSR


22080




                                       23


                                  ATTACHMENT I
                                  ------------
                              COMBINATION SERVICES
                              --------------------

                                                        PERCENT OF NET SERVICE
                                                        REVENUES FOR COMBINATION
                                                        SERVICES WHICH IS
                                                        ATTRIBUTABLE TO LICENSED
LICENSED SERVICES                                       SERVICES


                               [TO BE DETERMINED]






22080



                                       24






                 RIDER CONCERNING SUPPLEMENTAL PATENT RIGHTS TO
                          DIAGNOSTIC SERVICES AGREEMENT

The purpose of this rider is to set forth the agreement of Biotech Research Laboratories ("BTRL") and Roche Molecular Systems, Inc. ("RMS") concerning the supplemental rights to additional patents relating to PCR technology which RMS offers and the parties agree to add to the rights granted to BTRL by the Agreement between the parties, dated Jan 17, 1994 (the "Diagnostic Services Agreement").


1. It is understood by the parties that RMS may, from time to time, come into possession or control of additional patents or claims of patents relating to PCR technology rights to which RMS may decide to offer to add to the Diagnostic Services Agreement and which BTRL may desire to accept. Accordingly, appended hereto as APPENDIX A is a list of such additional patents or claims of patents as RMS is currently offering to which BTRL, by its authorized representative, has indicated its acceptance thereof in accordance with the rights of use and all other pertinent obligations, restrictions and limitations as set forth in the Diagnostic Services Agreement.


2. APPENDIX A may be amended by mutual agreement of the parties in writing so as to add additional patent rights being offered by RMS. Accordingly, a new APPENDIX A signed and dated by both parties shall supersede any prior APPENDIX A and shall become a part of this rider.


3. It is expressly understood and agreed by the parties that the grant of additional patent rights herein does not in any way otherwise modify the Diagnostic Services Agreement and that all provisions of that Agreement shall remain in full force and effect as originally set forth therein. The term of the Diagnostic Services Agreement shall control the enjoyment of rights





RIDER CONCERNING SUPPLEMENTAL PATENT RIGHTS TO
DIAGNOSTIC SERVICES AGREEMENT
Page 2 of 2

        hereunder and is not extended by the rights granted hereby nor shall there be any additional royalty obligation to RMS beyond that set forth in said Agreement.

4. In consideration of the further rights being granted it hereunder, BTRL agrees to remain in good faith compliance with the applicable terms of the Diagnostic Services Agreement, including reporting and payment of royalties and the limitation on use of PCR technology strictly for the performance of licensed services and not to make products.

5. In the event that BTRL's obligation to pay royalties under the Diagnostic Services Agreement for its rights to use the PCR technology shall cease for any reason, whether by termination, expiry, invalidation or otherwise, then the parties agree that this rider shall become null and void and the rights granted hereunder terminated without notice and the parties shall be free to negotiate a new agreement with respect to the patent rights listed on APPENDIX A.

                                                   Accepted and Agreed,
ROCHE MOLECULAR SYSTEMS, INC.                      BIOTECH RESEARCH LABORATORIES

By: /s/Kathy Ordonez                               By: /s/Mark Manak
    ------------------------                           --------------------
       Kathy Ordonez

Title: President                                   Title: Senior Vice President
       ---------------------                              ---------------------
Date:  Aug 12, 1993                                Date: Jan 17, 1994
       ---------------------                             ----------------------

   Apprv'd As To Form
   LAW DEPT.
   By PSR


                               APPENDIX A TO RIDER


Additional Patents
- ------------------
U.S. Patent Number 5,008,182
U.S. Patent Number 5,176,995
U.S. Patent Number 5,219,727






ROCHE MOLECULAR SYSTEMS, INC.            BIOTECH RESEARCH LABORATORIES

By: /s/Ellen Daniell                     By: /s/Mark Manak
    -------------------------                -------------------------
       Ellen Daniell, Ph.D.

Title: Director of Licensing             Title: Senior Vice President
       ----------------------                   ----------------------

Date:  8/17/93                           Date: Jan 14, 1994
       ----------------------                  -----------------------